                                                       Exhibit (a)(8)

 THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor. If you have sold or transferred all of your registered holdings of Offer Securities (as defined below), please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.


                         NOTICE OF GUARANTEED DELIVERY
                   (Not to be used for Signature Guarantees)

For Tender of Shares of Common Stock (Including the Associated Rights), Shares of 6 1/2% Series B Cumulative Convertible Preferred Stock, Depositary Shares (each representing a 1/20th interest in a share of 6 1/2% Series B Cumulative
      Convertible Preferred Stock) and/or Common Stock Purchase Warrants

                                      of

                            Wang Laboratories, Inc.


                       Pursuant to the Offer to Purchase
                              dated May 10, 1999

                                      by

                          Getronics Acquisition, Inc.
                         A Wholly-Owned Subsidiary of
                                 Getronics NV

  As set forth under Section 3--"Procedures for Tendering Offer Securities" in the Offer to Purchase dated May 10, 1999, and any supplements or amendments thereto (the "Offer to Purchase"), this form (or a copy hereof) must be used to accept the Offer if (i) certificates representing (a) shares of common stock, par value $0.01 per share, including the associated rights (the "Common Stock"), (b) shares of 6 1/2% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), (c) depositary shares, each representing a 1/20th interest in a share of Series B Preferred Stock (the "Depositary Shares") and/or (d) warrants, other than the Special Common Stock Warrant (as defined in the Offer to Purchase), to purchase shares of Common Stock (the "Common Stock Purchase Warrants" and together with the Common Stock, Series B Preferred Stock and Depositary Shares, collectively, the "Offer Securities"), of Wang Laboratories, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit the certificates representing Offer Securities and all other required documents to reach Citibank, N.A. (the "Depositary") prior to the Expiration Date (as defined in Section 1--"Terms of the Offer" of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier to the Depositary and must include a signature guarantee by an Eligible Institution in the form set forth herein. See the Guaranteed Delivery Procedures described in the Offer to Purchase under
Section 3--"Procedures for Tendering Offer Securities". Certain terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Offer to Purchase.

                       The Depositary for the Offer is:

                                Citibank, N.A.

             By Hand:                           By Mail:                      By Overnight Courier:
         Citibank, N.A.                      Citibank, N.A.                      Citibank, N.A.
        Corporate Actions                  Corporate Actions                   Corporate Actions
    111 Wall Street, 5th Floor               P.O. Box 2544            525 Washington Boulevard, Suite 4660
              Window               Jersey City, New Jersey 07303-2544    Jersey City, New Jersey 07303
     New York, New York 10043

                               For Information:
                                (877) 248-4237

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above does not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. See Signature Guarantee in Section 3--"Procedures for Tendering Offer Securities" of the Offer to Purchase.

Ladies and Gentlemen:

  The undersigned hereby tenders to Getronics Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Getronics NV, a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands, under the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Offer Securities indicated below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under Section 3--"Procedures for Tendering Offer Securities".

                          OFFER SECURITIES TENDERED:

 Number of Offer Securities:

  (a) Common Stock:
                  ------------------------------------------------------

  (b) Series B Preferred Stock:
                          -----------------------------------------------

  (c) Depositary Shares:
                     ----------------------------------------------------

  (d) Common Stock Purchase Warrants:
                                  --------------------------------------

 Certificate Numbers (if available):

  (a) Common Stock:
                  ------------------------------------------------------

  (b) Series B Preferred Stock:
                          -----------------------------------------------

  (c) Depositary Shares:
                     ----------------------------------------------------

  (d) Common Stock Purchase Warrants:
                                   -------------------------------------

 Name of Record Holder(s):
                      ---------------------------------------------------

 Address:Area Code and Tel. No.:
                           ----------------------------------------------

 Signature(s):
           --------------------------------------------------------------

 Date:
    -------------------------------------------------------------------

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, the certificates representing the Offer Securities tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal or with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

             Name of Firm:                        Authorized Signature:


                                          Name:
 -------------------------------------         ------------------------------


 Address:                                 Title:
     ------------------------------            ------------------------------
                         (Zip Code)


                                          Date:
                                               ------------------------------

 Area Code and Tel. No.:
                     ------------------

NOTE: DO NOT SEND CERTIFICATES REPRESENTING OFFER SECURITIES WITH THIS NOTICE
      OF GUARANTEED DELIVERY; CERTIFICATES REPRESENTING OFFER SECURITIES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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